Exhibit 99.1

PLBY Group Reports Fourth Quarter &
Full Year 2021 Financial Results

Fiscal Year 2021 Revenue Up 67% Year-Over-Year to $247 Million
Fourth Quarter 2021 Revenue Up 107% Year-Over-Year to $95.7 Million

LOS ANGELES – March 1, 2022 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2021.

“2021 was a stellar year for our company, with $247 million in annual revenue, three acquisitions, the launch of our digital blockchain products and Centerfold platform, and great momentum behind our transformation from a legacy media company to a direct-to-consumer and digital business model,” said PLBY Group’s Chief Executive Officer Ben Kohn. “This year we are assembling the pieces acquired in 2021 to create a scalable foundation for our transformed business and the omni-channel consumer ecosystem we are building is expected to drive substantial recurring revenue for long-term, sustainable and meaningful growth,” he continued.

Preliminary Unaudited Financial Highlights
•FY21 revenue grew 67% year-over-year, to $247 million driven by a 131% increase in direct-to-consumer revenue of $148.3 million.
•FY21 net loss was $79.7 million and adjusted EBITDA was $31.7 million. Net loss is largely driven by stock-based compensation expense, expenses related to our acquisitions and ongoing expenses associated with being a newly public company.
•Q4’21 revenue grew 107% year-over-year, to $95.7 million, driven by a 162% increase in direct-to-consumer revenue of $62.1 million.
•Q4’21 net loss was $58.1 million and adjusted EBITDA was $14.0 million. Net loss is largely driven by stock-based compensation expense, non-cash charges for the remeasurement of the fair value of contingent consideration and amortization of inventory valuation step-up resulting from our acquisitions.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the fourth quarter and full year 2021 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors/events-and-presentations.

About PLBY Group, Inc.
PLBY Group connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving billions of dollars in consumer spending annually across approximately 180 countries. Learn more at http://www.plbygroup.com.

Preliminary Unaudited Results
The financial data presented for the fourth quarter and year ended December 31, 2021 contained in this press release is preliminary and could be subject to change. The preliminary financial data has been prepared by management, and the Company’s independent registered public accounting firm has not completed its audit or review of such financial information. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP and is not necessarily indicative of the results to be achieved for any future periods.

The Company will request an extension to file its annual report on Form 10-K for the year ended December 31, 2021 by March 16, 2022.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its acquisitions and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s business combination, acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain delays or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues	$95,687	$46,327	$246,574	$147,662
Costs and expenses:
Cost of sales	(46,938)	(22,674)	(114,858)	(74,384)
Selling and administrative expenses	(103,920)	(18,472)	(200,126)	(58,659)
Related party expenses	—	(250)	(250)	(1,007)
Other operating expenses	(964)	—	(964)	—
Total costs and expenses	(151,822)	(41,396)	(316,198)	(134,050)
Operating (loss) income	(56,135)	4,931	(69,624)	13,612
Nonoperating (expense) income:
Interest expense	(4,140)	(3,390)	(13,312)	(13,463)
Loss on extinguishment of debt	—	—	(1,217)	—
Gain from settlement of convertible note	700	1,454	700	1,454
Other income, net	1,568	95	2,263	198
Total nonoperating expense	(1,872)	(1,841)	(11,566)	(11,811)
(Loss) income before income taxes	(58,007)	3,090	(81,190)	1,801
Benefit (expense) from income taxes	(99)	(3,602)	1,472	(7,072)
Net loss	(58,106)	(512)	(79,718)	(5,271)
Net loss attributable to redeemable noncontrolling interest	—	—	—	—
Net loss attributable to PLBY Group Inc.	(58,106)	(512)	(79,718)	(5,271)
Net loss per share, basic and diluted	$(1.33)	$(0.02)	$(2.09)	$(0.24)
Weighted-average shares used in computing net loss per share, basic and diluted	43,765,515	22,335,537	38,105,736	22,199,591

EBITDA Reconciliation

This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA,” and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, as described below. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, we typically adjust for nonoperating expenses and income, such as management fees paid to our largest stockholder, merger related bonus payments, non-recurring special projects including the implementation of internal controls, non-cash charges for the remeasurement of the fair value of contingent consideration resulting from our acquisitions, expenses associated with financing activities, acquisition related inventory step-up amortization and costs, the expense associated with digital asset impairment, reorganization and severance resulting in the elimination or rightsizing of specific business activities or operations as we transform from a print and digital media business to a commerce centric business.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net loss to EBITDA and Adjusted EBITDA:

GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(58,106)	$(512)	$(79,718)	$(5,271)
Adjusted for:
Interest expense	4,140	3,390	13,312	13,463
Loss on extinguishment of debt	—	—	1,217	—
Benefit (expense) from income taxes	99	3,602	(1,472)	7,072
Depreciation and amortization	3,269	556	7,291	2,259
EBITDA	(50,598)	7,036	(59,370)	17,523
Adjusted for:
Stock-based compensation	54,222	403	58,446	2,899
Reduction in force expenses	—	364	—	3,165
Nonrecurring items	981	—	9,413	1,880
Amortization of inventory step-up	3,691	—	8,089	3,230
Contingent consideration fair value remeasurement	4,050	—	2,369	—
Digital assets impairment	964	—	964	—
Management fees and expenses	—	250	250	1,007
Nonoperating expenses	—	(1,412)	—	(1,299)
Acquisition related costs	646	(109)	11,549	(109)
Adjusted EBITDA	$13,956	$6,532	$31,710	$28,296